Exhibit 16.1

BKD, LLP	1221 N. Street, Suite 600 Lincoln, NE 68508-2030 402 473-7600 Fax 402 473-7698	1120 South 101st Street, Suite 410 Omaha, NE 68124-1088 402 392-1040 Fax 402 392-1772

bkd.com

April 28, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements that we understand Cabela’s Incorporated will include under the heading “Change in Independent Accountants” in its Form S-1 registration statement. We agree with such statements made as they relate to our firm, and we have no basis to agree or disagree with any other statements.

Very truly yours,

/s/    BKD, LLP